THE HARTCOURT COMPANIES, INC.
                   911 E. Colorado Blvd, 3rd Floor, Pasadena,
                                California 91106
                               Tel: (626) 844-2437
                               Fax: (626) 844-2442


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
             To Be Held on Friday, September 17th, 2004 at 10:00 AM



Dear Shareholder:

     You are invited to attend the Annual Meeting of the Shareholders of The Hartcourt Companies, Inc. (the "Company"), which will be held on Friday, September 17th, 2004, at 10:00 AM local time at Luxor Las Vegas, 3900 Las Vegas Boulevard South, Las Vegas, NV 89119 for the following purposes:

1.   To elect the members of Board of Directors for 2004 - 2005 term.

2. To ratify the appointment of Loral International, as the Company's independent public accountants for the fiscal year ended December 31, 2004.

3.   To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on July 26, 2004 are entitled to notice of, and to vote at, this meeting and any adjournment thereof.




                                             By order of the Board of Directors,



                                             Chairman
Pasadena, California
July 26, 2004

                          THE HARTCOURT COMPANIES, INC.
                   911 E. Colorado Blvd, 3rd Floor, Pasadena,
                                    CA 91106



               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of The Hartcourt Companies, Inc., a Utah corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, Sept 17, 2004 at 10:00 AM local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This meeting will be held at Luxor Las Vegas, 3900 Las Vegas Boulevard South, Las Vegas, NV 89119. The date of this Proxy Statement is July 26, 2004, the approximate date on which this Proxy
Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL

Annual Report.

     An annual report, filed on form 10K-SB, for the fiscal year ended December 31, 2003, is enclosed with this Proxy Statement.

Voting Securities.

     Only shareholders of record as of the close of business on July 26, 2004 will be entitled to vote at the meeting and any adjournment thereof. As of July 23, 2004, there were 179,177,748 shares of Common Stock of the Company, issued and outstanding. Shareholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. The nominees for director receiving a majority of votes cast at the meeting will be elected.

Solicitation of proxies

     The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. In addition, the Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     In the event that cumulative voting is invoked, a proxy authorizing a vote for management's nominees for directors may be voted cumulatively for less than all of such nominees. If no instructions are given on the executed proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

Revocability of Proxies

     Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

1. Filing a written notice of revocation with our Secretary at our principal executive office located at 911 E. Colorado Blvd, 3rd Floor, Pasadena, California 91106;

2.   Filing with our Secretary at our principal  executive office located at 911
     E. Colorado Blvd, 3rd Floor, Pasadena, California 91106 a properly executed proxy showing a later date; or

3. Attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Shareholder Proposals

     Proposals of shareholders who intend to be presented at the next Annual Shareholder's Meeting must be received by the Company, at its offices at, 911 E. Colorado Blvd, 3rd Floor, Pasadena, California 91106 not later than Aug 26, 2004. Proposals of shareholders must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting. Shareholders are also advised to review Hartcourt's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.



                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of five (5) elected or appointed directors. The nominees for election are Mr. Victor Wang, Mr. Geoffrey Wei, Dr. Billy Y N Wang, Ms. Carrie Hartwick and Dr. Wilson Wan Shou Li. If elected, each nominee will serve as a director until the Company's Annual Meeting of Shareholders in 2005, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Board of Directors may designate.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the votes

  Director Name               Age      Position               Since
  ---------------------------------------------------------------------

   Billy Y N Wang             40       Director               2002

   Geoffrey Wei               37       Director               2002

   Victor Wang                42       Director               2004

   Carrie Hartwick            43       Director               2004

   Wilson W. S. Li            42       Director               2004


     Dr. Billy Y N Wang is currently President of NCH Corp China, a multi-national chemical company with subsidiaries in over 10 cities in China and more than 70 countries. From 1994 to 1997, Mr. Wang was the President of Xibic Enterprises Ltd and Senior Consultant at WCE specializing in international business development and technology transfer. From 1991 to 1997, Mr. Wang served as the Advisor for Office of International Trade of Washington DC. Mr. Wang obtained his Masters and Doctorate degrees in Chemical Engineering from University of Virginia in 1990, and Bachelors degree from University of Massachusetts in 1986.

     Mr. Geoffrey Wei is an independent financial consultant as well as CFO for GW Technologies Co. In 2001, he was the interim CFO, Vice President and Chief Accountant for Netease.com Inc (NasdaqNM: NTES). Mr Wei had worked as Manager in audit, tax and business advisory at Price Waterhouse Coopers and KPMG for over 8 years. He received his Bachelor of Arts degree from Beijing Polytechnic University and Chartered Accountant in Vancouver, Canada.

     Mr. Wang is a partner at AllBright Law Office principally specializing in foreign direct investments and indirect investments in China. He was previously an associate with a major US law firm - Kaye Scholer, LLP. Mr. Wang has over 15 years of experiences in various legal matters involved in deal execution, acquisitions, investments, intellectual property rights protection, China-focused venture capital funds raising, IPO, secondary offerings and private placements. Mr. Wang received his L.L.B. from Fudan University, L.L.M. from the University of Iowa Law School and J.D. from the Notre Dame University Law School.

     Ms. Hartwick joined in Hartcourt in 2003. She brings to Hartcourt over 17 years of operating experiences in finance, tax, audit, legal, business operations, and information systems, of which 9 years are spent in the US and 8 years in China. She previously served as Finance Director of Dell China, managing US$1.3bil turnover in the fastest growing market for Dell. Prior to Dell, she served as the Finance Director of Gillette China, and held various positions within Johnson & Johnson including Finance Controller for Johnson & Johnson Shanghai. Ms. Hartwick holds Bachelor of Accounting degree from Rutgers University.

     Dr. Wilson W. S. Li is currently the Vice President and Founder of Shenzhen Capital Group Co., Ltd, the largest Chinese State-Own Venture Capital company. From 1986 to 1998, he served in Comprehensive Division, Shenzhen Planning Bureau. Dr. Li has extensive experience in research on comprehensive planning in economic and social development, funds management, risk control, investment & international business. Dr. Li received his Master degree in Social Science from Zhongshan University, PhD in Management Science & Engineering from Xian Jiaotong University and PhD in Public Administration & Government Policy from Chinese Academy of Social Science.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE


                             MANAGEMENT INFORMATION

The Board of Directors and its Committees

     During the year ended December 31, 2003, the Board held eight (8) meetings.

Compensation Committee
The Compensation Committee's function is to determine the appropriate policy for the company's executive pay and benefit programs, review the performance of the senior executive officers and discharge the Board's responsibilities relating to compensation of the Company's executives and produce a report on executive compensation for inclusion in the company's annual report in accordance with applicable rules and regulations. Dr Billy Wang and Mr. Geoffrey Wei comprise the membership of this committee.

Nomination Committee
The Nomination Committee's function is to assist the Board of Directors in fulfilling its responsibilities to shareholders to ensure that at all times the composition, structure and operation of the Board is of the highest standard. Ms. Carrie Hartwick and Dr Billy Wang comprise the membership of this committee.

Options Committee
The Options Committee's function is to review, make recommendations, maintain and implement those option grants of options promulgated by it and approved by the Board of Directors. Dr Billy Wang and Mr. Geoffrey Wei comprise the membership of this committee.

Audit Committee

     The Audit Committee's function is to review with the Company's independent public accountants and management the annual financial statements and independent public accountants' opinion. Its responsibilities include reviewing the scope and results of the examination of the Company's financial statements by the independent public accountants, approving all professional services performed by the independent public accountants and all related fees paid in connection with such services and recommending the retention of the independent public accountants to the board, subject to ratification by the shareholders. Additionally, the Committee periodically reviews the Company's accounting policies, internal accounting and financial controls. The members of the Audit Committee are Messrs. Geoffrey Wei and Billy Wang. During the year ended December 31, 2003, the Audit Committee held four meetings to ratify the appointment of Company's independent accountants.

Certain Transactions

     There are no extraordinary transactions required to be reported herein.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 5% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representation from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 5% shareholders were in compliance.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of December 31, 2003 with respect to persons known to Hartcourt to be the beneficial owners of more than 5% of its voting securities and with respect to the beneficial ownership of such securities by each director of Hartcourt and by all directors and executive officers of Hartcourt as a group.

-------------------- ----------------------------------- --------------------------------- ------------------
Title of Class       Name & Address of                   Amount and Nature of  Beneficial  Percent
                     Beneficial Owner                    Ownership (1)
-------------------- ----------------------------------- --------------------------------- ------------------
Common               All  Officers  and  Directors as a  1,418,587                         0.818%
                     group
-------------------- ----------------------------------- --------------------------------- ------------------

     Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of common stock indicated. Beneficial ownership is calculated in accordance with Rule 13-d-3(d) under the Securities Exchange Act of 1934, as amended.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

  Summary Compensation Table
  --------------------------

The following summary compensation table sets forth certain information regarding compensation, required to be paid pursuant to an employment agreement during each of the three years ended December 31, 2003, 2002, 2001 and 2000 to the person serving as Hartcourt's Chief Executive Officer:

Name and Principal Position                       Fiscal Year     Annual Salary
-------------------------------------------       -----------     -------------
Mr. David Y. Chen,  Chief Executive Officer          2003             $150,000

Mr. David Y. Chen, Chief Executive Officer           2002             $120,000

Dr. Wallace Ching, Chief Executive Officer           2001             $150,000

Dr. Alan V. Phan, Chief Executive Officer            2000             $1



     On May 7, 2003,  Hartcourt entered into an employment  agreement with David
Y. Chen, Chief Executive Officer, regarding the terms of his employment. This agreement has a one-year term starting from June 1, 2003 to May 31, 2004. The agreement provides an annual salary of $150,000 plus issuance of an option to purchase 3 million shares of Hartcourt common stock at a price of 48 cents a share applicable for a 12 months period from the date of issuance if he completes one-year employment term on a satisfactory valuation by the Board of Directors. Fifty percent (50%) of Mr. Chen's annual salary is payable in cash and the balance is payable in shares of Hartcourt common stock. The conversion price is the average 20-day trading price prior to the first of each month for the salary owed that month. This agreement was terminated by mutual agreement on May 31, 2004.

     On June 1, 2002,  Hartcourt entered into an employment agreement with David
Y. Chen, Chief Executive Officer, regarding the terms of his employment. This agreement has a one-year term ending May 31, 2003. The agreement provides for an annual salary of $120,000 plus an option to purchase 2 million shares of Hartcourt common stock at a price of 10 cents a share being applicable for a 12 months period from the date of issuance. Fifty percent (50%) of Mr. Chen's annual salary is payable in cash and the balance is payable in shares of common stock of Hartcourt. The conversion price is the average 20-day market price on the first day of each month for the salary owed that month. During the year 2002, Mr. David Chen received 450,000 shares valued at $31,500 and $10,000 in cash for his compensation. This agreement was replaced by the 2003 agreement.

     On September 10, 2001, Hartcourt entered into consulting agreement with Dr. Alan Phan, regarding the terms of his consulting service. This agreement has three-year term starting on January 1, 2002 and ending on December 31 2004. This agreement provides cash compensation of $1 for each year of services and plus an option to purchase 3 million common shares of the Company at the closing price of the first day of each year. This agreement was terminated early by mutual agreement on December 31, 2003.

     On December 1, 2003, Hartcourt entered into an employment agreement with Carrie Hartwick, Chief Financial Officer, regarding the terms of her employment. This agreement has a one-year term starting from December 1, 2003 to November 30, 2004. The agreement provides fro an annual salary of $100,000 plus issuance of an option to purchase 1 million shares of Hartcourt common stock at a price of 65 cents a share applicable for a 12 months period from the date of issuance if she completes one-year assignment term on a satisfactory valuation by the Board of Directors. Fifty percent of Ms. Hartwick's annual salary is payable in cash and the balance is payable in shares of Hartcourt common stock. The conversion price is the average 20-day trading price prior to the first of each month for the salary owed that month.

Stock Option Plan

     In April 1995, the Company adopted a stock option plan (the Plan) to attract and retain qualified persons for positions of substantial responsibility as officers, directors, consultants, legal counsel, and other positions of significance to the Company. The Plan provides for the issuance of both Incentive Stock Options and Non-Qualified Stock Options. The Plan, which is administered by the Board of Directors, provides for the issuance of a maximum of 2,000,000 options to purchase shares of common stock at the market price thereof on the date of grant. Such options are generally exercisable over a 10 year period from the date of grant. Each option lapses 90 days after the optionee has terminated his continuous activity with the Company, except that if his continuous activity with the Company terminates by reason of his death, such option of the deceased optionee may be exercised within one year after the death of such optionee. Options granted under the Plan are restricted as to sale or transfer. All options were granted at not less than fair value at the date of grant and have terms of 10 years. In order to attract employees and consultants to render high-quality services under this stagnate stock market, the Board decided to remove the limitation on the number of shares of the option.

      The following table summarizes the activity in the plan:

                                                                    Weighted
                                                                    Average
                                                   Number of        Exercise
                                                    Shares            Price
                                                ------------    -------------


Shares under option at December 31, 2000             470,000      $      1.86
    Granted                                                -               -
    Exercised                                              -               -
    Canceled                                        (150,000)           (3.05)
                                                ------------    -------------

Shares under option at December 31, 2001             320,000      $      1.30
    Granted                                        5,000,000             0.27
    Exercised                                              -                -
    Canceled                                               -                -

                                                ------------    -------------
Shares under option at December 31, 2002           5,320,000      $      0.33
    Granted                                        8,000,000             0.29
    Exercised                                      1,000,000
    Expired                                           20,000
    Cancelled                                      1,000,000
                                                ------------    -------------
Shares under option at December 31, 2003          11,300,000             0.34
                                                ------------    -------------

     All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant, and in accordance with the accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation been determined based on the fair value at the grant dates in accordance with the method delineated in Statement of Accounting standards No. 123, the Company's net loss and loss per share for the year ended December 31, 2003 and 2002, would not have been changed.

     Additional   information   relating  to  stock  options   outstanding   and
exercisable at December 31, 2003 summarized by exercise price is as follows:


                                             Outstanding                      Exercisable
                                    -------------------------------- ----------------------------------
         Exercise Price                    Weighted Average                          Weighted Average
                                    --------------------------------               --------------------
           Per Share     Shares       Life (Years)   Exercise Price    Shares        Exercise Price
       --------------- ------------ --------------- ---------------- ------------  --------------------

       $0.06 to $1.00  11,300,000      0.5 to 4.5        $0.34        11,300,000         $0.34

     In connection with providing consulting services, on July 21, 2000, Hartcourt granted to a consultant options to purchase 20,000 shares of Hartcourt stock at a price of $5.75 per share. The options expire on July 20, 2003. The options were issued at the fair market value on the date of issuance using the Black-Scholes option-pricing model as required by SFAS 123. The value of options was not material.

     In connection with providing consulting services, on January 1, 2002, Hartcourt granted to Alan Phan, options to purchase 3,000,000 shares of Hartcourt stock at a price of $0.38 per share. The options expired on December 31, 2004. The options were issued at the fair market value on the date of issuance and, therefore, no expense was recorded.

     To attract and stimulate qualified persons as substantial responsibility of officers, on June 1, 2002, Hartcourt granted to Mr. David Chen, Acting Chief Executive Officer, options to purchase 2,000,000 shares of Hartcourt stock at a price of $0.10 per share. The options expired on May 31, 2003. The options were issued over the fair market value on the date of issuance and, therefore, no expense was recorded.

     Employment contract with Mr. David Chen, Chairman & CEO, was renewed and on June 1, 2003, options to purchase 3,000,000 shares of Hartcourt stock at a price of $0.48 per share was granted. On December 1, 2003 Hartcourt granted to Ms. Carrie Hartwick, CFO, options to purchase 1,000,000 shares of Hartcourt stock at a price of $0.65 per share. The options were issued at the fair market value on the date of issuance therefore, no expenses was recorded.

     In connection with providing consulting services, on January 1, 2003, Hartcourt granted to Alan Phan, options to purchase 3,000,000 shares of Hartcourt stock at a price of $0.06 per share. The options expired on December 31, 2005. The options were issued at the fair value on the date of issuance as required by SFAS #123. The value of the options was not material.

Employment and Change of Control Arrangements

     Dr. Phan has served as Chairman, pursuant to the terms of an employment agreement entered into in 1997 which expired on December 31, 2001 and not renewed. Under the terms of the agreement, Dr. Phan received an annual salary of not less than $200,000 and any bonus that was determined by the Board of Directors. In May 1998, the Board of Directors granted Dr. Phan 500,000 stock options for extraordinary services provided during 1997 on behalf of the Company. The value of the underlying common stock on the date of grant was $1.625. The stock options are exercisable over ten (10) years.

     In the event the Company enters into an agreement which significantly changes the ownership, or an agreement to dispose of the majority of the Company's assets or stock of the company, options outstanding under the plan will vest in full and become exercisable as of the date of such agreement. Any outstanding options, which are not exercised or assumed, will terminate as of the date of such disposition.

Compensation of Directors

     Each Director currently serving now on the Board will receive $7,000 each year and $500 for each meeting worth of the Company's Restricted Common Stock at the closing market price of the common shares valued on first day of the calendar quarter.

                                   PROPOSAL 2

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Loral International, as our independent accountants for the fiscal year ended December 31, 2004. The Board of Directors is submitting its selection of independent auditors for ratification by the shareholders at the Annual Meeting. A representative of Loral International may be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                    RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.



                          TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business, which the Board of Directors intends to present or knows that others will present, is as set forth above. If any other matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                                              By Order of the Board of Directors



                                              /s/
July 26, 2004                                Chairman

Proxy Card

                          THE HARTCOURT COMPANIES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, SEPTEMBER 17, 2004 AT 10:00 AM AT Luxor Las Vegas, 3900 Las Vegas Boulevard South, Las Vegas, NV 89119.

     The undersigned hereby appoints Dr. Billy Wang and Carrie Hartwick, and each of them, as proxies for the undersigned, each with full Power of Substitution, to represent the undersigned and to vote all shares of Common Stock of The Hartcourt Companies, Inc. (the "Company") that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any matters that may properly come before the Company's Annual Meeting of Shareholders to be held on September 17, 2004, and at any and all adjournments thereof, as set forth under the heading "Transaction of Other Business" in the accompanying proxy statement. If no other indication is made, at the meeting and at any and all adjournments thereof, the proxy holders will vote for (i) the election of director nominees, and (ii) the ratification of the appointment of the independent auditors.

     IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES. PLEASE MARK YOUR VOTE LIKE THIS.|X|
                                                                              -
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.  ELECTION OF FIVE DIRECTORS.
01-CARRIE HARTWICK 02-GEOFFREY WEI 03-BILLY Y N WANG 04-WILSON LI 05-VICTOR WANG
--                 --              --                --           --
      _                          _
     |_|  For all the nominees  |_|  Withhold Authority to Vote for All Nominees


TO WITHHOLD AUTHORITY FOR ANY NOMINEE, CHECK THE "FOR" ALL NOMINEES BOX ABOVE AND WRITE THAT NOMINEE'S NAME ON LINE BELOW:

------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.
                        _        _            _
                       |_|FOR   |_|AGAINST   |_|ABSTAIN

------------------------------------------------------------------


     I PLAN TO ATTEND HARTCOURT'S 2004 ANNUAL MEETING OF SHAREHOLDERS.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


Dated:_____________________________, 2004


                                        ________________________________________
                                                                       Signature

                                        ________________________________________
                                                                       Signature

                                    THIS  PROXY  SHOULD  BE  SIGNED  EXACTLY  AS
                                    NAME     APPEARS     HEREON.      EXECUTORS,
                                    ADMINISTRATORS,   TRUSTEES   AND  SO  FORTH,
                                    SHOULD  GIVE  FULL  TITLE  AS  SUCH.  IF THE
                                    SIGNATORY  IS  A  CORPORATION,  PLEASE  SIGN
                                    FULL  CORPORATE  NAME  BY A DULY  AUTHORIZED
                                    OFFICIAL.  IF  A  PARTNERSHIP,  PLEASE  SIGN
                                    IN   PARTNERSHIP   NAME  BY  AN   AUTHORIZED
                                    PARTY.   IF  SHARES  ARE  HELD  IN  MULTIPLE
                                    NAMES,   AT  LEAST   ONE  MUST  SIGN  AS  AN
                                    AUTHORIZED PARTY.

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